Exhibit 23.1

Silberstein Ungar, PLLC CPAs and Business Advisors
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                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com


November 15, 2012


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Freedom Petroleum Inc.
Centennial, Colorado

To Whom It May Concern:

Silberstein Ungar, PLLC hereby consents to the use in the Form S-1/A Amendment #1, Registration Statement under the Securities Act of 1933, filed by Freedom Petroleum Inc. of our report dated September 5, 2012, relating to the financial statements of Freedom Petroleum Inc. as of and for the period ending July 31, 2012, and the reference to us under the caption "Interest of Named Experts and Counsel".

Sincerely,


/s/ Silberstein Ungar, PLLC
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Silberstein Ungar, PLLC
Bingham Farms, Michigan